Exhibit 22

MEREDITH CORPORATION
List of Guarantor Subsidiaries

The following table lists the guarantors of the unsecured senior notes maturing in 2026 issued by the Meredith Corporation (the Parent) as of June 30, 2021:

Allrecipes.com, Inc.
Bizrate Insights Inc.
Book-of-The-Month Club, Inc.
Cozi Inc.
Eating Well, Inc.
Entertainment Weekly Inc.
Health Media Ventures Inc.
Hello Giggles, Inc.
KPHO Broadcasting Corporation
KPTV-KPDX Broadcasting Corporation
KVVU Broadcasting Corporation
Meredith Performance Marketing, LLC
Meredith Shopper Marketing, LLC
MNI Targeted Media Inc.
MyWedding, LLC
Newsub Magazine Services LLC
NSSI Holdings Inc.
Selectable Media Inc.
Southern Progress Corporation
Sports Digital Games, Inc.
Synapse Group, Inc.
TI Administrative Holdings LLC
TI Books Holdings LLC
TI Circulation Holdings LLC
TI Consumer Marketing, Inc.
TI Corporate Holdings LLC
TI Customer Service, Inc.
TI Direct Ventures LLC
TI Distribution Holdings LLC
TI Distribution Services Inc.
TI Gotham Inc.
TI Inc. Affluent Media Group
TI Inc. Books
TI Inc. Lifestyle Group
TI Inc. Play
TI Inc. Retail
TI Inc. Ventures
TI International Holdings Inc.
TI Live Events Inc.
TI Magazine Holdings LLC
TI Marketing Services Inc.
TI Media Solutions Inc.
TI Mexico Holdings Inc.
TI Paperco Inc.
TI Publishing Ventures, Inc.
TI Sales Holdings LLC
Viant Technology Holding Inc.